Exhibit 10.26
December 9, 2005
Preferred Home Mortgage Company
1410 N. Westshore Blvd, Suite 700
Tampa, FL 33607
Attn: Pete Strawser, President
Re: Commitment Letter for Revolving Credit and Security Agreement
Ladies and Gentlemen:
This Commitment Letter is made and entered into, as of the date set forth above, by and between Countrywide Warehouse Lending, a California corporation (“Lender”) and Preferred Home Mortgage Company, a Florida corporation (“Borrower”). This Commitment Letter supplements the Revolving Credit and Security Agreement (the “Agreement”) by and between Lender and Borrower. In the event there exists any inconsistency between the Agreement and this Commitment Letter, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. This Commitment Letter supercedes all previous Commitment Letter and amendments as of the Effective Date.

Effective Date:	December 9, 2005

Term:	364 days, maturing on December 8, 2006.

Aggregate Credit Limit:	One Hundred Fifty Million Dollars ($150,000,000).

Financial Covenants:	The ongoing availability of the Agreement is subject to the maintenance of the following financial covenants:
(a)	Minimum Tangible Net Worth: $10,000,000.

(b)	Minimum Liquidity: Borrower to maintain cash or Cash Equivalents, meeting the investment quality requirements as defined in the Agreement, in a minimum amount equal to 50% of Tangible Net Worth, inclusive of the Over/Under Account Balance and inclusive of the difference between the unpaid principal balance of loans held for sale and Borrower’s warehouse liability for the respective loans.

(c)	Maximum ratio of Total Liabilities and Warehouse Debt (Warehouse Debt is inclusive of outstandings on warehouse lines, repurchase facilities or other off balance sheet financing to Tangible Net Worth: 12:1. (excluding Countrywide’s Early Purchase Program)

(d)	Net Income: Borrower shall show positive pre-tax net income, on a quarterly basis.
Acknowledged:
CWL: /s/ RW
Preferred Home: /s/ PJS
*  Confidential portions omitted and filed separately with the Commission.

Preferred Home Mortgage Company
December 9, 2005

(e)	Borrower shall not add additional mortgage financing facilities (including warehouse, repurchase, purchase or off-balance sheet facilities) without the prior written consent of Lender). Lender acknowledges that Borrower will increase existing facility with Guaranty Bank to $30,000,000 and also Borrower will add a $20,000,000 off balance sheet facility with Guaranty Bank.

Other Covenants:	The ongoing availability of credit under the Agreement is subject to Borrower’s compliance with all other covenants in the Agreement, including, without limitation;

(i) Not making any material changes to its secondary marketing, underwriting, origination source and interest rate risk management practices without providing Lender with a minimum of thirty (30) days prior written notice.

Advance Request Deadline (upon receipt by Lender of all requirements):	4:00 p.m. (Eastern time).

Deadline for daily receipt of funds and Purchase Advices by Lender:	4:00 p.m. (Eastern time).

Commitment Fee:	Due annually, 10 bps, payable in quarterly installments, with the first installment due prior to the Effective Date. The entire commitment fee is due even in the event of termination by Borrower. The fee is payable based on Aggregate Credit Limit only and will be prorated in event of increases.

Unused Facility Fees:	Waived

Minimum Over/Under Account Balance:	$1,500,000. Borrower to be entitled to interest on a monthly basis thereon at an annual rate based on the schedule below on the monthly average Over/Under Account Balance. For the purpose of this calculation, average monthly Advances shall include Borrower’s Loans subject to the Review Period under Borrower’s Early Purchase Facility with Countrywide Home Loans.

Actual average Over/Under Account Balance	Annualized interest rate
$0 to the Minimum Over/Under Account Balance	LIBOR minus 0.25%
Amounts > Minimum Over/Under Account Balance, up to the monthly average outstanding Advances	LIBOR plus Tranche A spread
For amounts in excess of the monthly average outstanding Advances	LIBOR minus 0.25%

Acknowledged:
CWL: /s/ RW
Preferred Home: /s/ PJS
*  Confidential portions omitted and filed separately with the Commission.

Preferred Home Mortgage Company
December 9, 2005

Eligible Loan:	Prior to each Advance and for so long as a mortgage loan is pledged to Lender, each such mortgage loan will satisfy Lender’s eligibility criteria, including, but not limited to:
(a)	Each mortgage loan will be in compliance with all representations and warranties contained in the Agreement;

(b)	Excluding Tranche I, No mortgage loan will be more than 30 days past its original funding date and no loan will be contractually delinquent 30 days or more;

(c)	No mortgage loan will be subject to either HOEPA requirements or any similar state or local “high cost” law or regulation;

(d)	Eligible property types are Single Family Residence, Condominium, Townhouse, Planned Urban Development (PUD) and multiple unit properties of 2-4 units; ineligible property types include co-op, mobile home, land, commercial and multi units of 5+units, or otherwise not eligible per agency guidelines.
With respect to loans in Tranche F the following additional criteria apply:
(e)	Each mortgage loan will conform in all material respects to Borrower’s underwriting guidelines, which shall be provided to, and approved by, Lender;

(f)	No more than 5% of the aggregate outstanding balance will consist of mortgage loans with a manufactured dwelling property type and no such mortgage loan will have an LTV in excess of 85%;

(g)	No more than 5% of the aggregate outstanding balance will consist of mortgage loans having credit grades of C, C- or D;

(h)	No loan shall have a FICO score, on the primary borrower, of less than 500; with the exception of loans that have received a CLUES or CLOUT approval.

(i)	No mortgage loan shall have an LTV or CLTV in excess of 100%;

(j)	No more than 5% of the aggregate outstanding balance will consist of mortgage loans that are stated income investment property;

(k)	No loan shall have an overall debt-to-income ratio in excess of 55.0%; with the exception of loans that have received a CLUES or CLOUT approval.
There will be no adverse selection with respect to mortgage loans delivered hereunder and that the characteristics with respect to, but not limited to, note rate distribution, LTV, loan grade, credit score and geographic distribution shall be consistent with the characteristics of Borrower’s overall loan production.
Acknowledged:
CWL: /s/ RW
Preferred Home: /s/ PJS
*  Confidential portions omitted and filed separately with the Commission.

Preferred Home Mortgage Company
December 9, 2005

Reporting requirements:	Financial Reports: Borrower to provide Lender with Interim financials together with all other financial information requested by Lender no more than thirty (30) days following the last day of the previous quarter end. Borrower to provide Lender with audited financials together with all other financial information requested by Lender no more than ninety (90) days following the last day of the fiscal year.

Borrower to provide Lender with funding and production volume for the previous quarter along with its financial reports.

If requested by Lender, Borrower shall provide to Lender within five (5) days of such request, in a form reasonably acceptable to Lender, a detailed aging report of all outstanding loans on warehouse/ purchase / repurchase facilities, detail of all uninsured government loans.

Borrower shall deliver to Lender each Monday a Hedging Report or as requested by Lender.

Reimbursement of Expenses:	Borrower shall reimburse Lender for certain out-of-pocket expenses under the following circumstances:
(a)	Amendment Fee: A fee of $2,500 will be charged for any future amendments to the Credit Agreement, Commitment Letter, EPP Addendum or other required legal documents.

Fees and Expenses:	Borrower to pay Lender the following fees and expenses in connection with the Agreement:
•	Wire Transfer Fee: $10.00 per Advance

•	Shipping Fee: $5.00 for all investors other than Countrywide, and $0 for all Countrywide loans, per Advance

•	Cashier’s Check Fee: N/A

•	Funding Draft Fee: N/A

•	File Fee: $15.00 per Advance

•	Non compliant Fee: $25.00

•	Wet Deficiency Fee: $10.00 per day

(a)	Other Fees: As set forth in Schedule 1 hereto.

Guarantors:	None
Acknowledged:
CWL: /s/ RW
Preferred Home: /s/ PJS
*  Confidential portions omitted and filed separately with the Commission.

Preferred Home Mortgage Company
December 9, 2005

SCHEDULE 1 (Collateral)

	Tranche Sublimit	Margin over 30 day LIBOR (B)	Advance Rate (A)	Maximum Dwell Time	Commitment Requirements
Tranche A: Conventional Conforming Mortgage Loans (1st mortgages only)	100%	*	*	45 days	None
Tranche B: Government Mortgage Loans (1st mortgages only)	100%	*	*	45 days	None
Tranche C: Jumbo Mortgage Loans (1st mortgages with loan amounts to $1,000,000)	25%	*	*	45 days	None
Tranche D: Super Jumbo Mortgage Loans (1st mortgages with loan amounts from $1,000,001 to $1,500,000)	25%	*	*	45 days	None
Tranche E: Expanded Criteria Mortgage Loans (1st mortgages only)	20%	*	*	45 days	Rate lock and DU, LP, CLUES, 3rd party or investor prior approval
Tranche F: Subprime Mortgage Loans (1st and 2nd mortgages, maximum loan amount of $500,000 for a 1st mortgage)	10%	*	*	45 days	Rate lock and CLUES or investor prior approval
Tranche G: Closed-End Second Mortgage Loans (A credit grade only)	20%	*	*	45 days	None
Tranche H: HELOC 1st and 2nd Mortgage Loans (A credit grade only)	20%	*	*	45 days	None
Tranche K: Specialty ARM’s (PayOption ARM’s loan amounts to $1,000,000 sold to Countrywide Home Loans only)	20%	*	* *	45 days	None
Tranche K-1: Specialty ARM’s Plus (PayOption ARM’s sold to Countrywide Home Loans only, loan amounts from $1,000,001 to $1,500,000)	10%	*	* *	45 days	Rate lock and Countrywide prior approval

Acknowledged:
CWL: /s/ RW
Preferred Home: /s/ PJS
*  Confidential portions omitted and filed separately with the Commission.

Preferred Home Mortgage Company
December 9, 2005

Tranche I: Nonperforming/Subperforming Mortgage Loans (1st mortgages only)	7%	*	*	90 days	See Exhibit B
Tranche J: Noncompliant Mortgage Loans	7%	*	*	75 days
Wet Mortgage Loans	40%. with an additional 20% for the first and last 5 calendar days of each month	*	*	6 business days

(1)	Countrywide Home Loans, Inc. is Investor

(2)	Person other than Countrywide Home Loans, Inc. is investor

(A)	Advances will be calculated and equal to multiplying the unpaid principal balance times the lesser of (i) the Advance Rate times the lesser of par, takeout price or current market price or; (ii) 98% of the takeout price or current market price.

(B)	Countrywide reserves the right to review the Margin over 30 day LIBOR for Specialty ARM’s and Specialty ARM’s Plus on the first day of each month, and in its sole discretion Countrywide reserves the right to change the Margin over 30 day LIBOR from note rate for Specialty ARM’s and Specialty ARM’s Plus.

(C)	All dwell times and aging are calculated from loan creation date.
Schedule 1 Continued
•	All fundings are to the closing table.

•	All dwell times and aging are calculated from loan creation date.

Commitment Requirement Definitions
Rate lock	A valid unexpired takeout commitment from an approved takeout investor
Other AUS	Assetwise automated underwriting decision; Approve/Eligible
DU	FNMA desktop underwriting decision: Approve/Eligible
LP	FHLMC Loan Prospector underwriting decision: Accept/Eligible
CLUES	Countrywide CLUES or E-qual underwriting decision: Accept
3rd Party	MI contract underwriting decision: Approved per takeout investor guidelines with no remaining prior to doc or prior to close conditions
Investor prior approval	Takeout investor underwriting decision: Approved per takeout investor guidelines with no remaining prior to doc or prior to close conditions

Schedule 2
Tranche J (Applicable to dry advances only)

Days over Maximum Dwell Time	Reduction in Advance Rate
1 to 15 Days	5
16 to 45 Days	15
46 to 75 Days	20
Investor Rejects	25

Acknowledged:
CWL: /s/ RW
Preferred Home: /s/ PJS
*  Confidential portions omitted and filed separately with the Commission.

Preferred Home Mortgage Company
December 9, 2005

Exhibit A
Loan Amounts over $1,500,000
CWL agrees to fund loans over $1,500,000 by exception only. An exception fee of $300 will be assessed on all loans that go through the exception process; if the loan is prior approved by Countrywide’s Correspondent Lending Division the exception fee shall be waived. All items must be received no less than 48 hours or 2 business days prior to the funding request date. Copies of the following documents are required if the loan has not been prior approved by Countrywide’s Correspondent Lending Division.
•	1003

•	1008

•	all appraisals

•	prior approval with all conditions cleared

•	takeout commitment
Non-performing/sub-performing loans — 1st mortgages only
Borrower shall provide Lender with the following items 2 business days prior to requesting an advance on the non-performing/sub-performing tranche:
•	Original note with endorsement to Lender or signed bailee letter from investor or warehouse lender

•	Lender’s Collateral Data Record

•	Repurchase request from investor

•	Copy of mortgage

•	Appraisal

•	Payment history

•	Copy of title commitment/final

•	Payoff instructions with wiring instructions

•	Assignment of Mortgage to blank, and copies of all intervening assignments

•	A summary from Borrower on their proposed resolution, including how , when, to whom and at what price they intend to sell the loan

•	Additional documentation or information as required by Lender
Please acknowledge your agreement to the terms and conditions of this Commitment Letter by signing in the appropriate space below and returning a copy of the same to the undersigned. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,	Agreed to and Accepted by:
COUNTRYWIDE WAREHOUSE LENDING	PREFERRED HOME MORTGAGE COMPANY

By: /s/ Riju Walia Name: Riju Walia Title: 1st VP, Credit & Compliance Countrywide Warehouse Lending Date:	By: /s/ Peter J. Strawser Name: Peter J. Strawser Title: President Date: 12/9/05
Acknowledged:
CWL: /s/ RW
Preferred Home: /s/ PJS
*  Confidential portions omitted and filed separately with the Commission.